Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 26, 2009 (the “Effective Date”), by and between Rexahn Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the “Company”), and Teva Pharmaceutical Industries Limited, a limited liability company organized and existing under the laws of Israel (the “Purchaser”).

Recitals

The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”).

The Purchaser wishes to purchase, and the Company wishes to sell and issue to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as further set forth herein.

Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing a Research and Exclusive License Option Agreement (the “RELO Agreement”) pursuant to which the Company shall use the funds provided by Purchaser’s purchase of Common Stock hereunder to perform a research and development program, as further described in Section 2.3.

Agreement

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.             DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings herein set forth:

1.1           “1934 Act” means the Securities Exchange Act of, 1934, as amended.

1.2           “Additional Per Share Purchase Price” means the per share purchase price payable by the Purchaser for the Additional Shares in accordance with this Agreement, which shall be equal to 120% of the closing price of the Common Stock on the primary Trading Market on which the Common Stock is then trading as reported by Bloomberg L.P. for the last trading day preceding the Second Closing Date (or if the Common Stock is not then trading on an Eligible Market, the price per share of the Common Stock shall be determined by the Board of Directors of the Company in its reasonable determination, subject to the agreement of the Purchaser in it sole and absolute discretion).

1.3           “Additional Shares” means a number of shares of Common Stock equal to the lesser of (i) the quotient of the Additional Aggregate Purchase Price divided by the Additional Per Share Purchase Price and (ii) the number of shares of Common Stock that when added to the Initial Shares would equal 7% of the outstanding Common Stock upon the effectiveness of the Second Closing.

1.4           “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, such Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

1.5           “Business Day” means any calendar day, except that if an activity to be performed or an event to occur falls on a Friday, Saturday, Sunday or a day which is recognized as a national holiday in the place of performance of an applicable activity or occurrence of an applicable event, then the activity may be performed or the event may occur on the next day that is not a Friday, Saturday, Sunday or nationally recognized holiday.

1.6           “Eligible Market” means any of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the Over-the-Counter Bulletin Board.

1.7           “Initial Closing” means the closing of the purchase and sale of the Initial Shares pursuant to Section 2.1.

1.8           “Initial Aggregate Purchase Price” means $3,500,000.

1.9           “Initial Per Share Purchase Price” means the per share purchase price payable by the Purchaser for the Initial Shares in accordance with this Agreement, which shall be equal to 120% of the closing price of the Common Stock on the primary Trading Market on which the Common Stock is then trading as reported by Bloomberg L.P. for the last trading day preceding the Initial Closing Date.

1.10          “Initial Shares” means a number of shares of Common Stock equal to the lesser of (i) the quotient of the Initial Aggregate Purchase Price divided by the Initial Per Share Purchase Price and (ii) the number of shares of Common Stock that would equal 7% of the outstanding Common Stock upon the effectiveness of the Initial Closing.

1.11          “IP Rights” means all vested, contingent and future intellectual property rights including, but not limited to: (i) all inventions, compounds, compositions, substances, methods, processes, techniques, know-how, technology, data, information, discoveries and other results of whatsoever nature, and any patents, copyrights, proprietary intellectual or industrial rights directly or indirectly deriving therefrom, as well as provisionals, patent applications (whether pending or not), and patent disclosures together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, copyrights, designs, trade styles, logos, trade dress and corporate names, including all goodwill associated therewith; (iii) any work of authorship, regardless of copyrightability, all compilations, all copyrights; and (iv) all trade secrets, confidential information and proprietary processes.

1.12          “Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

1.13          “Material Adverse Effect” means a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company, (ii) the Company’s ability to perform any of its obligations under the terms of the Transaction Documents in any material respect, or (iii) the rights and remedies of the Purchaser under the Transaction Documents.

1.14          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.15          “R&D Program” has the meaning set forth in the RELO Agreement.

1.16          “RX-3117” means the compound described by claim 4 of U.S. Patent No. 7,405,214B2.

1.17          “SEC” means the U.S. Securities and Exchange Commission.

1.18          “Shares” means the Initial Shares, the Additional Shares and any shares of Common Stock issued pursuant to Section 5.7 hereof, collectively.

1.19          “Subsidiaries” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

1.20          “Trading Market” means the NYSE Amex or any other Eligible Market, or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

1.21          “Transaction Documents” means this Agreement, the RELO Agreement and any other agreement entered into, now or in the future, by the Company or the Purchaser in connection with this Agreement or any of the other Transaction Documents.

1.22          List of Additional Definitions. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Term	Section

Additional Aggregate Purchase Price	2.2(f)(i)

Agreement	Preamble

Common Stock	Recitals

Company	Preamble

Effective Date	Preamble

Initial Closing Date	2.1(b)

Pre-Clinical Development Requirements	2.1(d)(i)(E)

Purchaser	Preamble

R&D Budget	2.1(d)(i)(E)

Registrable Securities	5.6(a)

RELO Agreement	Recitals

Reports	3.10

Second Closing	2.2(c)

Second Closing Date	2.2(c)

Second Closing Notice	2.2(b)

Updated R&D Budget	2.2(a)

1933 Act	Recitals

2.           PURCHASE AND SALE OF SHARES.

2.1           Initial Closing.

(a)           Purchase of the Initial Shares.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, at the Initial Closing the Company hereby agrees to sell and issue to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, the Initial Shares for an aggregate purchase price equal to the Initial Aggregate Purchase Price.

(b)           Time and Place of Initial Closing.  The Initial Closing and delivery of all items to be delivered hereunder at the Initial Closing shall take place at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or at such other place as may be mutually agreed upon between the parties hereto, on the third Business Day following the date on which each of the conditions to the obligations of the parties to consummate the Initial Closing contemplated hereby have been satisfied or waived by the party entitled to the benefit thereof (such date, the “Initial Closing Date”).

(c)           Initial Closing Deliveries.

(i)           At the Initial Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(A)          a stock certificate, free and clear of all restrictive legends (except as expressly provided in Section 5.1(a)), evidencing the Initial Shares, registered in the name of the Purchaser;

(B)           a copy of the RELO Agreement executed on behalf of the Company;

(C)           a compliance certificate, in form and substance reasonably satisfactory to the Purchaser, certifying the accuracy of the Company’s representations and warranties in the Transaction Documents as of the Initial Closing Date; and

(D)           any other documents reasonably requested by the Purchaser or its counsel in connection with the Initial Closing, including, without limitation, certified copies of the Company’s certificate of incorporation, certificates of good standing and customary officers’ and secretary’s certificates.

(ii)           At the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(A)           the Initial Aggregate Purchase Price of $3,500,000 by wire transfer of immediately available funds to the account of the Company;

(B)           a copy of the RELO Agreement executed on behalf of the Purchaser;

(C)           a compliance certificate, in form and substance reasonably satisfactory to the Company, certifying the accuracy of the Purchaser’s representations and warranties in the Transaction Documents as of the Initial Closing Date; and

(D)           any other documents reasonably requested by the Company or its counsel in connection with the Initial Closing, including, without limitation, customary officers’ and secretary’s certificates.

(d)           Conditions to Initial Closing.

(i)            Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to acquire the Initial Shares at the Initial Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Initial Closing, of each of the following conditions:

(A)           Representations and Warranties. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made on and as of such date;

(B)           Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing;

(C)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(D)           No Material Adverse Effect. Since the date of execution of this Agreement, no event or series of events shall have occurred that would reasonably be expected to have or result in a Material Adverse Effect;

(E)           Pre-Clinical Development Requirements; R&D Program; R&D Budget.  The Purchaser and the Company shall have agreed upon (1) a set of requirements to apply to the pre-clinical development of RX-3117 (the “Pre-Clinical Development Requirements”); (2) the R&D Program; and (3) a budget (the “R&D Budget”) to govern the expenditure of the $1,250,000 of the Initial Aggregate Purchase Price to be allocated to the R&D Program as provided in Section 2.3(a);

(F)           Purchaser Validation Study.  The Purchaser in its sole discretion shall be satisfied with the results of its ongoing validation study relating to RX-3117, which determination shall be made by the Purchaser no later than 60 days after completion of such validation study and in any event, no later than September 30, 2009; and

(G)           NYSE Amex Approval.  The NYSE Amex shall have approved the Initial Shares for listing on the NYSE Amex.

(ii)           Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Initial Shares at the Initial Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(A)           Representations and Warranties. The representations and warranties of the Purchaser contained in the Transaction Documents shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made on and as of such date;

(B)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(C)           Pre-Clinical Development Requirements; R&D Budget.  The Purchaser and the Company shall have agreed upon (1) the Pre-Clinical Development Requirements and (2) the R&D Budget; and

(D)           NYSE Amex Approval.  The NYSE Amex shall have approved the Initial Shares for listing on the NYSE Amex.

2.2           Second Closing.

(a)           No sooner than 60 days prior to the scheduled exhaustion (pursuant to the R&D Budget) of the $1,250,000 of the Initial Aggregate Purchase Price allocated to the R&D Program, or at such other time as may be mutually agreed upon by the Company and the Purchaser, the Company shall deliver to the Purchaser an updated R&D Budget (the “Updated R&D Budget”), which Updated R&D Budget, together with an expenditure schedule and payment mechanism for the remaining funding of the R&D Program, shall be subject to the written approval of the Purchaser.

(b)           No later than 60 days following receipt by the Purchaser of the Updated R&D Budget, the Purchaser shall deliver to the Company a written notice (the “Second Closing Notice”) stating whether the Purchaser elects to proceed to the Second Closing (as defined below), which determination shall be made by the Purchaser in its sole discretion.  If the Purchaser does not elect to proceed to the Second Closing, then the parties hereto shall have no further rights or obligations under this Section 2 or under Section 5.7 hereof.

(c)           If the Purchaser elects to proceed to the Second Closing, within 15 days following the receipt of the Second Closing Notice a closing shall be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, or at such other place as may be mutually agreed upon between the parties hereto, on such date and time as shall be mutually agreed upon between the parties hereto (the “Second Closing” and the date of the Second Closing, the “Second Closing Date”).

(d)           It shall be a condition to the obligation of the Company and the Purchaser to consummate the Second Closing that the NYSE Amex shall have approved the Additional Shares for listing on the NYSE Amex.

(e)           It shall be a condition to the obligation of the Purchaser to consummate the Second Closing that the Company shall have complied in all respects with its obligations in respect of the R&D Program including, without limitation, the R&D Budget.

(f)           At the Second Closing the following transactions shall take place, all of which shall be deemed to have occurred simultaneously:

(i)           The Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, the Additional Shares for an aggregate purchase price equal to the amount required to complete funding of the R&D Program (the “Additional Aggregate Purchase Price”) pursuant to the Updated R&D Budget.

(ii)           The Purchaser shall transfer to the Company the Additional Aggregate Purchase Price by wire transfer of immediately available funds to the account of the Company.

(iii)           If Additional Shares are being issued, the Company shall deliver to the Purchaser a stock certificate, free and clear of all restrictive legends (except as expressly provided in Section 5.1(a)), evidencing the Additional Shares, registered in the name of the Purchaser.

(iv)          The Company shall provide the Purchaser with updated schedules to this Agreement, complete and accurate as of the Second Closing.

(v)           The Company shall provide the Purchaser with a compliance certificate, in form and substance reasonably satisfactory to the Purchaser, certifying the accuracy of the Company’s representations and warranties in the Transaction Documents as of the Second Closing Date; and any other documents reasonably requested by the Purchaser or its counsel in connection with the Second Closing.

(vi)          The Purchaser shall provide the Company with a compliance certificate, in form and substance reasonably satisfactory to the Company, certifying the accuracy of the Purchaser’s representations and warranties in the Transaction Documents as of the Second Closing Date; and any other documents reasonably requested by the Company or its counsel in connection with the Second Closing.

2.3           Use of Proceeds.  The Company will use the net proceeds of the issuance and sale of Shares as follows:

(a)           $1,250,000 of the Initial Aggregate Purchase Price to fund the R&D Program; provided that the Company shall conduct the R&D Program strictly in accordance with the R&D Budget; and provided, further, that the R&D Program and the R&D Budget and each update to the R&D Program and the R&D Budget shall form a part of this Agreement and constitute an amendment hereto;

(b)           $2,250,000 of the Initial Aggregate Purchase Price for general working capital and other corporate purposes; and

(c)           the Additional Aggregate Purchase Price strictly in accordance with the terms of the Updated R&D Budget, including, without limitation, the expenditure schedule and payment mechanism included therewith.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

3.1           Subsidiaries.  The Company has no direct or indirect Subsidiaries.

3.2           Organization and Good Standing.  The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted and own and use its properties and assets. The Company is authorized to conduct business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business or the ownership of its property requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.3           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered by the Company in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

3.4           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (assuming the accuracy of the Purchaser’s representations and warranties and compliance by the Purchaser with its respective covenants as set forth in this Agreement), including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (b) and (c), such as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.5           Issuance of the Shares.  The Shares have been duly authorized and when issued in accordance with the terms of this Agreement will be validly issued, fully paid, nonassessable and free and clear of all Liens and charges (other than any Liens or charges arising solely from any action of the Purchaser or its Affiliates) and shall not be subject to preemptive or similar rights.  Assuming the validity of the Purchaser’s representations and warranties contained in Section 4, the offer, issuance and sale of the Shares to the Purchaser pursuant to this Agreement is exempt from registration requirements of the 1933 Act.

3.6           Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.6. All of the Company’s outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as set forth in Schedule 3.6 and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders), and the issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

3.7           Absence of Litigation.  Except as set forth in Schedule 3.7, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of the Company’s officers or directors in their capacities as such and any of the Company’s properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (a) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (b) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Except as set forth in Schedule 3.7, no judgment, injunction, writ, award, decree or order has been issued by any court or other governmental authority against the Company.

3.8           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees of the Company.

3.9           Reporting Company.  The Company is a publicly held company subject to reporting obligations pursuant to Section 13 of the 1934 Act and has a class of common equity registered pursuant to Section 12(b) of the 1934 Act.

3.10         Information Concerning Company.  The Company's Form 10-K for the year ended December 31, 2008 as filed with the SEC, together with all reports thereafter filed by the Company with the SEC pursuant to the 1934 Act (collectively, the “Reports”) as of their respective dates complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC threreunder.   Since the date of the financial statements included in the Reports, and except as disclosed in the Reports or modified by any information provided to the Purchaser by the Company in connection with the transactions contemplated by the Transaction Documents or in the Schedules hereto, there has not been a Material Adverse Effect.  The Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made.

3.11         Compliance.  The Company (a) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is not in violation of any order of any court, arbitrator or governmental body, and (c) is not, nor has it been in the past in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.12         Transactions with Affiliates and Employees.  Except as set forth in Schedule 3.12, none of the officers or directors of the Company, nor any of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

3.13          Title to Assets.  The Company has valid title to or leasehold rights for all real property that is material to the business of the Company and good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens disclosed in Schedule 3.13 or as do not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

3.14         Intellectual Property. The Company has made available to the Purchaser copies of all of its written records relating to (a) applications for or registrations of any patents, trademarks, service marks, trade names, copyrights (including mask works) and Internet domain names owned by the Company; (b) material common law trade marks, service marks, trade names and corporate names owned by the Company; and (c) licenses of IP Rights granted to the Company, a complete list of which is set forth on section I of Schedule 3.14.  The Company has used commercially reasonable efforts to protect its interests in any IP Rights used to conduct its business as presently conducted and for the performance of the R&D Program.  Except as set forth in section II of Schedule 3.14, (x) to the best knowledge of the Company, based on its consultation with its patent counsel, the Company owns and possesses all right, title and interest in and to, or possesses the valid right to use (without the making of any payment to others (other than license or maintenance fees as specified in Schedule 3.14) or the obligation to grant rights to others in exchange) the IP Rights necessary to enable the Company to carry out the R&D Program and to conduct the business of the Company as presently conducted, free and clear of all liens, pledges, charges or security interests of any kind or nature and none of the IP Rights are likely to be held invalid or unenforceable, and (y) the Company has not received any written notices of infringement or misappropriation from any Person with respect to the IP Rights of the Company.  Except as set forth in section III of Schedule 3.14, the Company has not granted any rights or licenses of any kind to any Person in the IP Rights of the Company.  To the best knowledge of the Company, based on its consultation with its patent counsel, the use of the IP Rights of the Company used to conduct its business as presently conducted and for the performance of the R&D Program do not infringe and will not infringe any IP Rights of any Person.  To the best of the Company’s knowledge, based on consultation with its patent counsel, there is no unauthorized use, infringement or misappropriation of the IP Rights of the Company by any third party. Except as set forth in section III of Schedule 3.14, to the best knowledge of the Company, based on consultation with its patent counsel, all licenses of the Company, as listed therein, (1) are valid and binding and in full force and effect and represent the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; and (2) will, immediately following the Initial Closing, continue to be valid and binding and in full force and effect on terms identical in all material respects to those currently in effect; the consummation of the transactions contemplated by this Agreement will not constitute a material breach or default under such license or otherwise so as to give the licensor or any other Person a right to terminate such license.  The Company has not (A) received any notice of termination or cancellation under such license, (B) received any notice of breach or default under such license, which breach has not been cured, or (C) granted to any other third party any rights, adverse or otherwise, under such license that would constitute a material breach of such license.  To the best knowledge of the Company, the Company is not in material breach or default thereof, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such license, other than the lapse of time which results in expiration of the term of such license.

3.15         Company Employees.  Neither the Company, nor to the best knowledge of the Company, any of its respective employees, officers, directors, agents or consultants is (i) subject to confidentiality restrictions in favor of any third Person the breach of which could subject the Company to any liability, or (ii) obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted.  Each employee and officer of and consultant to the Company has executed a proprietary information and inventions agreement (a standard form of which has been provided to Purchaser).  The Company does not use or rely on any IP Rights made or developed by any current or former employee or officer of or consultant to the Company prior to his or her employment or relationship with the Company, which has not been assigned or licensed to the Company.

3.16         Registration Rights.  Except as described in Schedule 3.16 the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

3.17         Disclosure.  To the Company’s knowledge, all disclosure provided to the Purchaser regarding the Company, its business financial condition and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company, are true and correct in all material respects and do not contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

4.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

4.1           Organization; Authorization; Enforcement.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of Israel. The Purchaser has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Purchaser. Each Transaction Document to which the Purchaser is a party has been (or upon delivery will have been) duly executed by the Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligations of the Purchaser, enforceable against it in accordance with its terms.

4.2           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of the Purchaser’s certificate of incorporation, bylaws or other organizational or charter documents or (b) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject (assuming the accuracy of the Company’s representations and warranties and compliance by the Company with its respective covenants as set forth in this Agreement) or by which any property or asset of the Purchaser is bound or affected; except in the case of clause (b), such as would not, individually or in the aggregate, reasonably be expected to have or result in a material adverse effect on the Purchaser.

4.3           Absence of Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, any of the Purchaser’s officers or directors in their capacities as such and any of the Purchaser’s properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents.

4.4           The Purchaser’s Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act. The Purchaser is not a broker-dealer, or required to be registered as a broker-dealer, under Section 15 of the 1934 Act.

4.5           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment, and the Purchaser has had available such information with respect to the Company as the Purchaser deems necessary or appropriate to make such evaluation and an informed investment decision with respect thereto.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

4.6           General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.7           No Public Sale or Distribution; Investment Intent.  The Purchaser is acquiring the Shares in the ordinary course of business for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and the Purchaser does not have a present intention nor a present arrangement to effect any distribution of the Shares to or through any Person or entity; provided, however, that by making the representations herein, the Purchaser is not agreeing to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement or an exemption under the 1933 Act.

5.             COVENANTS AND AGREEMENTS.

5.1           Transfer Restrictions.

(a)           Until such time as the resale of the Shares may be registered under the 1933 Act or such time as the Shares may be transferred pursuant to the provisions of Rule 144 under the 1933 Act, to the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legend set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the Shares represented by any such certificate (other than to its Affiliates) without complying with the restrictions on transfer described in the legends endorsed on such certificate:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(b)           Certificates evidencing the Shares shall not be required to contain the legend set forth in Section 5.1(a) or any other legend if such Shares are eligible for sale under Rule 144 under the 1933 Act or if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as a legend is no longer required for the Shares, the Company will, no later than ten Business Days following the delivery by the Purchaser to the Company of a legended certificate representing the Shares, deliver or cause to be delivered to the Purchaser a certificate representing the Shares that is free from all restrictive and other legends.

5.2           Listing of Shares.  The Company shall (a) in the time and manner required by the Trading Market, prepare and file with the Trading Market an additional shares listing application covering all of the Shares issued or issuable under the Transaction Documents, (b) take all steps necessary to cause such Shares to be approved for listing on the Trading Market as soon as possible thereafter, (c) provide to the Purchasers evidence of such listing, and (d) maintain the listing of such Shares on the Trading Market.

5.3           Reports and Filing.  Upon execution of this Agreement, the Company shall fully cooperate with the Purchaser in preparing, drafting and filing the reports the Purchaser must file with the relevant government authorities, agencies, offices and other institutions in connection with the acquisition of foreign securities by the Purchaser; provided that the Purchaser shall be solely responsible for all costs associated with the preparation and filing of such reports.  The Purchaser shall fully cooperate with the Company in preparing, drafting and filing any reports and documents pursuant to the relevant securities laws and regulations; provided that the Company shall be solely responsible for all costs associated with the preparation and filing of such reports and documents.

5.4           General Indemnity.  The Company shall indemnify and hold harmless the Purchaser and its directors, officers, Affiliates, agents, successors and assigns from an against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchaser as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Company herein. The Purchaser shall indemnify and hold harmless the Company and its directors, officers, Affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

5.5           Compliance with Laws.  So long as the Purchaser beneficially owns any of the Shares, the Company will use reasonable efforts to comply with all applicable laws, rules, regulations, orders and decrees of all governmental authorities, except to the extent noncompliance (in one instance or in the aggregate) would not have a Material Adverse Effect.

5.6           Registration Rights.  The Company hereby grants the following registration rights to the Purchaser:

(a)           Subject to the limitation in Section 5.6(e), if at any time after the Initial Closing the Company proposes to register any of its shares of Common Stock under the 1933 Act for sale to the public, whether for its own account or for the account of others (except with respect to registration statements on Form S-4, S-8 or another form not available for registering the Shares for sale, but expressly including registration statements on Form S-3), the Company will promptly give written notice thereof to the Purchaser. If within 20 days after receipt of such notice, the Purchaser requests the inclusion of some or all of the Shares owned by it in such registration (the “Registrable Securities”), the Company will use commercially reasonable efforts to effect the registration under the 1933 Act of the offer and sale of all such Registrable Securities.  In the event that any registration pursuant to this Section 5.6 shall be, in whole or in part, an underwritten public offering of Common Stock, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Purchaser in writing of any such reduction. Notwithstanding the foregoing provisions, or Section 5.6(d), below, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 5.6 without thereby incurring any liability to the Purchaser due to such withdrawal or delay.

(b)           If and whenever the Company is required by the provisions of Section 5.6(a) to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(i)           subject to the timelines provided in this Agreement, prepare and file with the SEC a registration statement required by Section 5.6(a), with respect to the Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the Purchaser copies of all filings and SEC letters of comment and notify the Purchaser within one Business Day of (A) notice that the SEC has no comments or no further comments on the registration statement, and (B) the declaration of effectiveness of the registration statement;

(ii)           furnish to the Purchaser, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(iii)           use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the Purchaser shall request in writing; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(iv)           if applicable, list the Registrable Securities covered by such registration statement with principal Trading Market on which the Common Stock is then listed;

(v)           promptly notify the Purchaser when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(vi)           provided same would not be in violation of the provision of Regulation FD under the 1934 Act, make available for inspection by the Purchaser, and any attorney, accountant or other agent retained by the Purchaser or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, attorney, accountant or agent in connection with such registration statement.

(c)           In connection with each registration described in this Section 5.6, the Purchaser will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(d)           The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.6 prior to the effectiveness of such registration whether or not the Purchaser has elected to include Registrable Securities in such registration.  The Company shall pay all expenses necessary to comply with this Section 5.6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrars, costs of insurance and fees of one counsel for the Purchaser.  The Company shall pay all indemnities, discounts, selling commissions and stock transfer taxes (if any) applicable to the sale of the Shares by the Purchaser, including fees and expenses of legal counsel to the Purchaser.

(e)           Notwithstanding any provision hereof to the contrary, the Purchaser shall not be entitled to exercise its registration rights pursuant to this Section 5.6 until either (i) the Second Closing has been consummated or (ii) the Purchaser has irrevocably notified the Company that it does not intend to proceed to the Second Closing as provided in Section 2.2(b).

5.7           Amendments to R&D Budget.  In the event of any agreed upon amendment to the R&D Budget or the Updated R&D Budget (including, without limitation, pursuant to Section 3.3 of the RELO Agreement) pursuant to which the payment or expenditure of any additional amounts not otherwise provided for hereunder or under the RELO Agreement is required, then in such case any such amounts shall be paid or expended by Purchaser, in exchange for which the Company shall issue to the Purchaser such number of shares of the Common Stock as shall be equal in value (calculated based on the closing price of the Common Stock on the primary Trading Market, as reported by Bloomberg L.P. for the last trading day preceding the date of the amounts paid or expended by the Purchaser (or if the Common Stock is not then trading on an Eligible Market, the price per share of the Common Stock shall be determined by the Board of Directors of the Company in its reasonable determination, subject to the agreement of the Purchaser in it sole and absolute discretion)) to any such amounts actually paid or expended by Purchaser hereunder; provided that in no event shall the Company be obligated to issue any Common Stock to the Purchaser if such issuance would result in the Purchaser then holding greater than 7% of the outstanding shares of Common Stock in the aggregate; and provided further, that it shall be a condition to the obligation of the Company to issue additional shares of Common Stock to the Purchaser pursuant to this Section 5.7 that the NYSE Amex shall have approved such additional shares for listing on the NYSE Amex.

6.           MISCELLANEOUS.

6.1           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.2 prior to 5:30 p.m. (New York City time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:30 p.m. (New York City time) on any date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:                               Rexahn Pharmaceuticals, Inc.
15245 Shady Grove Road, Suite 455
Rockville, MD 20850
Attn:   Tae Heum Jeong
Fax No.:   (240) 268-5310

With a copy to:                                    Chadbourne & Parke LLP
1200 New Hampshire Avenue, N.W.
Washington, DC  20036
Attn:   Hwan Kim, Esq.
Fax No.:   (202) 974-6790

If to the Purchasers:                            Teva Pharmaceutical Industries Limited
Innovative Ventures
16 Basel Street, Petah Tiqva 49131, Israel
Attn:   Dr. Aharon Schwartz
Fax No.:   972-3-9267581

With a copy to:                                    Teva Pharmaceutical Industries Ltd.
5 Basel Street, Petah Tiqva 49131, Israel
Attention:   General Counsel, Legal Department
Fax No.:   972-3-926-7429

; or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.3           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by both of the parties hereto.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.4           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.5           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  “Successors” shall mean any successor to a party by way of (a) sale of all or substantially all of such party’s assets, (b) stock sale or share exchange or (c) merger or similar reorganization transaction.

6.6           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each party able to be indemnified pursuant to Section 5.4 is an intended third party beneficiary.

6.7           GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND THE PURCHASER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.8           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.9           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.10         Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

6.11         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.12         Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.13         Expenses.  Except as otherwise specified herein, each of the parties hereto shall bear its own costs and expenses incurred in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, including without limitation the costs of its own legal counsel, accountants, financial advisors and consultants.

6.14         Termination.  Notwithstanding any provision hereof to the contrary, this Agreement shall terminate and be of no further force and effect if (i) the Initial Closing has not occurred on or prior to 60 days following Purchaser’s completion of the validation study relating to RX-3117 referred to in Section 2.1(d)(i)(F) hereof, but in no event later than October 6, 2009; or (ii) prior to the occurrence of the Initial Closing, the Purchaser notifies the Company in writing that it is not satisfied with the results of its ongoing validation study relating to RX-3117 referred to in Section 2.1(d)(i)(F) hereof or is otherwise not prepared to authorize the Company to proceed with pre-clinical development.

6.15         Survival.  Except as otherwise provided in this Agreement, any provision that by its nature is intended to survive termination or expiration shall survive the termination or expiration of this Agreement.

6.16         Publication / Non-Disclosure.

(a)           Neither party shall issue any press release, make any public statement or advertise any information pertaining to this Agreement or the RELO Agreement or the transactions contemplated thereunder, without the prior written approval of the other, except as required by applicable law.  Without derogating from the foregoing, disclosure required under applicable law and regulations, including disclosures pursuant to Form 8-K and other filings with the SEC or other governmental bodies, or disclosures necessary to comply with laws or regulations for appropriate market disclosure, shall not be subject to the written consent of the other party, however (i) the disclosing party shall give the other sufficient notice, as far as practicable under law, of such required disclosure as to enable the non-disclosing party time to object to such disclosure and shall reasonably strive to implement any comments provided by the non-disclosing party; and (ii) the Company and the Purchaser (as the case may be) shall seek to redact any confidential information (including, without limitation, disclosure of the Purchaser’s identity, prior to the Initial Closing) set forth in such filings, and each party shall provide a draft of the redacted version of this Agreement (or such other document being redacted) to the other party no less than four Business Days prior to the filing with the SEC, other governmental authority or securities exchange and give reasonable consideration to the other party’s comments regarding any proposed redaction.  The Purchaser (i) expressly acknowledges that the Company may need or desire to announce publicly results in its research and development programs, product development pipelines and commercialization, including in discussion with potential investors, and (ii) agrees that it shall take the above into account and not unreasonably withhold, condition or delay its consent to any such request by the Company.

(b)           The Company shall use its commercially reasonable efforts to ensure that its Affiliates comply with the provisions of this Section 6.16.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company

REXAHN PHARMACEUTICALS, INC.

By:	/s/ Chang H. Ahn
Name:	Chang H. Ahn
Title:	Chairman & CEO

The Purchaser

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Josh Levine
Name:	Josh Levine
Title:	Senior Director, Innovative Ventures

By:	/s/ Aharon Schwartz, Ph.D.
Name:	Aharon Schwartz
Title:	Vice President, Innovative Ventures

[Signature page to Securities Purchase Agreement]